EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this “Agreement”) is dated as of September __, 2015 (the “Closing Date”), between Advanced Medical Isotope Corporation, a Delaware corporation (the “Company”) and ________ (the “Holder”).

RECITALS

WHEREAS, the Holder currently holds Convertible Promissory Notes due and payable as listed on the schedule attached hereto as Exhibit A, in the principal amount of $________ (the “Notes”); and

WHEREAS,

subject to the terms and conditions set forth herein, the Company and the Holder desire to cancel and retire the Notes in exchange for shares of the Company’s Series A Convertible Preferred Stock (“Series A Preferred”) (the “Exchange”), on the terms and conditions set forth herein, and in the Certificate of Designations, Preferences and Rights of the Series A Preferred, a copy of which is attached hereto as Exhibit B.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby agreed and acknowledged, the parties hereby agree as follows:

AGREEMENT

1.

Securities Exchange.

(a)

In consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Holder agrees to deliver and surrender to the Company for cancellation the Note, including all accrued but unpaid interest thereon, totaling $__________ on the date hereof (the “Exchanged Amount”), in exchange for ________ shares of Series A Preferred (“Exchange Shares”), and the Company agrees to issue and deliver the Exchange Shares to the Holder.

(b)

The closing under this Agreement (the “Closing”) shall take place upon the satisfaction of each of the conditions set forth in Sections 4 and 5 hereof (the “Closing Date”).

(c)

At the Closing, the Holder shall deliver to the Company for cancellation the Note, or an indemnification undertaking with respect to such Note in the event of the loss, theft or destruction of such Note.  At the Closing, the Company shall issue to the Holder a certificate evidencing the Exchange Shares.

2.

Representations, Warranties and Covenants of the Holder.  The Holder hereby makes the following representations and warranties to the Company, and covenants for the benefit of the Company:

(a)

This Agreement has been duly authorized, validly executed and delivered by the Holder and is a valid and binding agreement and obligation of the Holder enforceable against the Holder in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally, and the Holder has full power and authority to execute and deliver the Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

(b)

the Holder understands that the Exchange Shares are being offered and sold to it in reliance on specific provisions of Federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein for purposes of qualifying for exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”) and applicable state securities laws.

(c)

The Holder is an “accredited investor” as defined under Rule 501 of Regulation D promulgated under the Securities Act.

(d)

Neither the Holder nor, to the extent it has them, any of its shareholders, members, managers, general or limited partners, directors, affiliates or executive officers (collectively with the Holder, the “Covered Persons”), are subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Holder has exercised reasonable care to determine whether any Covered Person is subject to a Disqualification Event. The purchase of the Shares by the Subscriber will not subject the Corporation to any Disqualification Event.

(e)

The Holder is and will be acquiring the Exchange Shares for the Holder’s own account, for investment purposes, and not with a view to any resale or distribution in whole or in part, in violation of the Securities Act or any applicable securities laws.

(f)

The offer and sale of the Exchange Shares is intended to be exempt from registration under the Securities Act, by virtue of Section 3(a)(9) and/or 4(2) thereof.  The Holder understands that the Securities purchased hereunder are “restricted securities,” as that term is defined in the Securities Act and the rules thereunder, have not been registered under the Securities Act, and that none of the Exchange Shares can be sold or transferred unless they are first registered under the Securities Act and such state and other securities laws as may be applicable or the Company receives an opinion of counsel reasonably acceptable to the Company that an exemption from registration under the Securities Act is available (and then the Exchange Shares may be sold or transferred only in compliance with such exemption and all applicable state and other securities laws).

(g)

The Holder owns and holds, beneficially and of record, the entire right, title, and interest in and to the Note free and clear of all rights and Encumbrances (as defined below).   The Holder has full power and authority to vote, transfer and dispose of the Note free and clear of any right or Encumbrance other than restrictions under the Securities Act and applicable state securities laws.  Other than the transactions contemplated by this Agreement, there is no outstanding vote, plan, pending proposal, or other right of any person to acquire all or any of the Note.  “Encumbrances” shall mean any security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or other title claim or retention agreement, interest or other right or claim of third parties, whether perfected or not perfected, voluntarily incurred or arising by operation of law, and including any agreement (other than this Agreement) to grant or submit to any of the foregoing in the future.  The Note constitutes all of the securities owned or held of record or beneficially owned or held by The Holder.

3.

Representations, Warranties and Covenants of the Company.  The Company represents and warrants to The Holder, and covenants for the benefit of the Holder, as follows:

(a)

The Company has been duly incorporated and is validly existing and in good standing under the laws of the state of Delaware, with full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to register or qualify would not have a Material Adverse Effect.  For purposes of this Agreement, “Material Adverse Effect” shall mean any material adverse effect on the business, operations, properties, prospects, or financial condition of the Company and its subsidiaries and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under this Agreement in any material respect.

(b)

The Exchange Shares have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Exchange Shares shall be validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of refusal of any kind.

(c)

This Agreement has been duly authorized, validly executed and delivered on behalf of the Company and is a valid and binding agreement and obligation of the Company enforceable against the Company in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally, and the Company has full power and authority to execute and deliver the Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

(d)

The execution and delivery of the Agreement and the consummation of the transactions contemplated by this Agreement by the Company, will not (i) conflict with or result in a breach of or a default under any of the terms or provisions of, (A) the Company’s certificate of incorporation or by-laws, or (B) of any material provision of any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which it or any of its material properties or assets is bound, (ii) result in a violation of any provision of any law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court, Federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company, or any of its material properties or assets or (iii) result in the creation or imposition of any material lien, charge or encumbrance upon any material property or assets of the Company or any of its subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of their property or any of them is subject except in the case of clauses (i)(B), (ii) or (iii) for any such conflicts, breaches, or defaults or any liens, charges, or encumbrances which would not have a Material Adverse Effect.

(e)

The delivery and issuance of the Exchange Shares in accordance with the terms of and in reliance on the accuracy of The Holder’s representations and warranties set forth in this Agreement will be exempt from the registration requirements of the Securities Act.

(f)

Except for the filing of the Certificate of Designation, no consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement or the offer, sale or issuance of the Exchange Shares or the consummation of any other transaction contemplated by this Agreement.

(g)

The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and delivery of the Exchange Shares hereunder.  Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Exchange Shares, or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Exchange Shares under the registration provisions of the Securities Act and applicable state securities laws.  Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Exchange Shares.

(h)

The Company represents that it has not paid, and shall not pay, any commissions or other remuneration, directly or indirectly, to any third party for the solicitation of the Exchange.

4.

Conditions Precedent to the Obligation of the Company to Consummate the Exchange.  The obligation hereunder of the Company to issue and deliver the Exchange Shares to the Holder and consummate the Exchange is subject to the satisfaction or waiver, at or before the Closing Date, of each of the conditions set forth below.  These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(a)

The Holder shall have executed and delivered this Agreement.

(b)

The Holder shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Holder at or prior to the Closing Date.

(c)

The representations and warranties of the Holder shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

5.

Conditions Precedent to the Obligation of the Holder to Consummate the Exchange. The obligation hereunder of the Holder to surrender the Note, accept the Exchange Shares and consummate the Exchange is subject to the satisfaction or waiver, at or before the Closing Date, of each of the conditions set forth below.  These conditions are for the Holder’s sole benefit and may be waived by the Holder at any time in its sole discretion.

(a)

The Company shall have executed and delivered this Agreement.

(b)

The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(c)

Each of the representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date.

(d)

No statute, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement at or prior to the Closing Date.

(e)

As of the Closing Date, no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, shall be pending against or affecting the Company, or any of its properties, which questions the validity of the Agreement or the transactions contemplated thereby or any action taken or to be taken pursuant thereto.  As of the Closing Date, no action, suit, claim or proceeding before or by any court or governmental agency or body, domestic or foreign, shall be pending against or affecting the Company, or any of its properties, which, if adversely determined, is reasonably likely to result in a Material Adverse Effect.

6.

Governing Law; Consent to Jurisdiction.  This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware without giving effect conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.  Each of the Parties consents to the exclusive jurisdiction of the Federal courts whose districts encompass any part of the State of Delaware in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.  Each Party waives its right to a trial by jury.  Each Party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Party at its address set forth herein.  Nothing herein shall affect the right of any Party to serve process in any other manner permitted by law.

7.

Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, express overnight courier, registered first class mail, or telecopier (provided that any notice sent by telecopier shall be confirmed by other means pursuant to this Section 7), initially to the address set forth below, and thereafter at such other address, notice of which is given in accordance with the provisions of this Section.

(a)

if to the Company:

Advanced Medical Isotope Corporation 1021 North Kellogg Street Kennewick, WA 99336 Attention: Chief Executive Officer Tel. No.: (509) 736-4000
with a copy to:
Disclosure Law Group 600 West Broadway, Suite 700 San Diego, California 92101 Attention: Daniel W. Rumsey, Esq. Tel No.: (619) 795-1134 Fax No.: (619) 330-2101

(b)

if to the Holder:

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when receipt is acknowledged, if telecopied; or when actually received or refused if sent by other means.

8.

Entire Agreement.  This Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior and/or contemporaneous oral or written proposals or agreements relating thereto all of which are merged herein.  This Agreement may not be amended or any provision hereof waived in whole or in part, except by a written amendment signed by both of the Parties.

9.

Counterparts.  This Agreement may be executed by facsimile signature and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement was duly executed on the date first written above.

ADVANCED MEDICAL ISOTOPE CORP.
By:______________________________________ Name: James Katzaroff Title: Chief Executive Officer
THE HOLDER
By:_____________________________________ Name: Title:

EXHIBIT A

SCHEDULE OF AMOUNTS DUE AND PAYABLE UNDER NOTES

EXHIBIT B

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF
SERIES A CONVERTIBLE PREFERRED STOCK
OF
ADVANCED MEDICAL ISOTOPE CORPORATION

The undersigned, the Chief Executive Officer of Advanced Medical Isotope Corporation, a Delaware corporation (the “Company”), does hereby certify that, pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Company, the following resolution creating a series of Series A Convertible Preferred Stock, was duly adopted on June 30, 2015.

RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Company by provisions of the Certificate of Incorporation of the Company, as amended (the “Certificate of Incorporation”), there hereby is created out of the shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”), of the Company, as authorized in Article IV of the Company’s Certificate of Incorporation, a series of Preferred Stock of the Company, to be named “Series A Convertible Preferred Stock,” consisting of Two Million, Five Hundred Thousand (2,500,000) shares, which series shall have the following designations, powers, preferences and relative and other special rights and the following qualifications, limitations and restrictions:

1.

Designation and Rank. The designation of such series of the Preferred Stock shall be the Series A Preferred Stock, par value $0.001 per share (the “Series A Preferred”). The maximum number of shares of Series A Preferred shall be Two Million, Five Hundred Thousand (2,500,000) shares. The Series A Preferred shall rank senior to the Company’s common stock, par value $0.001 per share (the “Common Stock”), and to all other classes and series of equity securities of the Company which by their terms rank junior to the Series A Preferred (“Junior Stock”). The date of original issuance of the Series A Preferred is referred to herein as the “Issuance Date”.

2.

Voting Rights.

(a)

Each holder of Series A Preferred shall be entitled to vote on all matters, together with the holders of Common Stock, and shall have the equivalent of five (5) votes for every Conversion Share, as defined below, issuable upon conversion of such holder’s outstanding shares of Series A Preferred.

(b)

The Common Stock into which the Series A Preferred is convertible shall, upon issuance, have all of the same voting rights as other issued and outstanding Common Stock of the Company, and none of the rights of the Series A Preferred.

3.

Liquidation, Dissolution; Winding-Up.

(a)

In the event of the liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the holders of shares of the Series A Preferred then outstanding shall be entitled to receive, out of the assets of the Company available for distribution to its stockholders, an amount equal to $5.00 per share (the “Liquidation Preference Amount”) before any payment shall be made or any assets distributed to the holders of the Common Stock or any other Junior Stock. If the assets of the Company are not sufficient to pay in full the Liquidation Preference Amount payable to the holders of outstanding shares of the Series A Preferred and any series of preferred stock or any other class of stock on a parity, as to rights on liquidation, dissolution or winding up, with the Series A Preferred, then all of said assets will be distributed among the holders of the Series A Preferred and the other classes of stock on a parity with the Series A Preferred, if any, ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. The liquidation payment with respect to each outstanding fractional share of Series A Preferred shall be equal to a ratably proportionate amount of the liquidation payment with respect to each outstanding share of Series A Preferred. All payments for which this Section 3(a) provides shall be in cash, property (valued at its fair market value as determined reasonably and in good faith by the Board of Directors of the Company) or a combination thereof; provided, however, that no cash shall be paid to holders of Junior Stock unless each holder of the outstanding shares of Series A Preferred has been paid in cash the full Liquidation Preference Amount to which such holder is entitled as provided herein. After payment of the full Liquidation Preference Amount to which each holder is entitled, such holders of shares of Series A Preferred will not be entitled to any further participation as such in any distribution of the assets of the Company.

(b)

Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, stating a payment date and the place where the distributable amounts shall be payable, shall, to the extent possible, be given by mail, postage prepaid, no less than twenty (20) days prior to the payment date stated therein, to the holders of record of the Series A Preferred at their respective addresses as the same shall appear on the books of the Company.

4.

Conversion. At any time after there are sufficient authorized but unissued shares (which have not otherwise been reserved or committed for issuance) to permit the conversion of all the shares of Series A Preferred into shares of Common Stock, the holder(s) of Series A Preferred shall have the following conversion rights (the “Conversion Rights”):

(a)

Automatic Conversion.  In the event the Company completes an equity or equity-based public offering, registered with the U.S. Securities Exchange Commission, resulting in gross proceeds to the Company totaling at least $5.0 million (a “Qualified Financing”), all issued and outstanding shares of Series A Preferred at that time shall automatically convert into that number of fully paid and nonassessable shares of Common Stock equal to the quotient of (i) the Liquidation Preference Amount of the shares of Series A Preferred being converted divided by (ii) the Conversion Price (as defined in Section 4(d) below) then in effect as of the date of the delivery by such holder of its notice of election to convert (the “Conversion Shares”) (the “Automatic Conversion”). If the Automatic Conversion of any portion of the outstanding shares of Series A Preferred would violate the terms of Section 5 hereof, the Company’s completion of a Qualified Financing shall serve as a Waiver Notice, as such term is defined in Section 5 below, in which case such holder’s shares of Series A Preferred shall be partially converted into Conversion Shares at the time of the completion of a Qualified Financing to the extent not in violation of Section 5 hereof, and any balance shall be issued no earlier than 61 days following the Company’s completion of the Qualified Financing.

(b)

Voluntary Conversion. Any holder of shares of Series A Preferred may, at such holder's option, elect to convert (a “Voluntary Conversion”) all or any portion of the shares of Series A Preferred held by such person into Conversion Shares. In the event of a notice of redemption of any shares of Series A Preferred pursuant to Section 8 below, the Voluntary Conversion of the shares designated for redemption shall terminate at the close of business on the last full day preceding the date fixed for redemption, unless the redemption price is not paid on such redemption date, in which case the Voluntary Conversion option for such shares shall continue until such price is paid in full. In the event of a liquidation, dissolution or winding up of the Company, the Voluntary Conversion option provided by this Section 4(b) shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series A Preferred. In the event of such a redemption or liquidation, dissolution or winding up, the Company shall provide to each holder of shares of Series A Preferred notice of such redemption or liquidation, dissolution or winding up, which notice shall (i) be sent at least fifteen (15) days prior to the termination of the Voluntary Conversion option and (ii) state the amount per share of Series A Preferred that will be paid or distributed on such redemption or liquidation, dissolution or winding up, as the case may be.

(c)

Mechanics of Conversion. The conversion of Series A Preferred pursuant to this Section 4 shall be conducted in the following manner:

(i)

Mechanics of a Voluntary Conversion.

(1)

Holder's Delivery Requirements. To convert shares Series A Preferred into Conversion Shares on any date (the “Voluntary Conversion Date”), the holder thereof shall transmit by e-mail (or otherwise deliver), for receipt on or prior to 5:00 p.m., New York time on such date, a copy of a fully executed notice of conversion in the form attached hereto as Exhibit A (the “Voluntary Conversion Notice”), to the Company.  As soon as practicable following such Voluntary Conversion Date, the holder shall surrender to a common carrier for delivery to the Company the electronic shares of Series A Preferred or the original certificates representing the shares of Series A Preferred being converted (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction) (the “Preferred Stock Certificates”) and the originally executed Voluntary Conversion Notice.

(2)

Company's Response. Upon receipt by the Company of a copy of the fully executed Voluntary Conversion Notice, the Company or its designated transfer agent (the “Transfer Agent”), as applicable, shall within three (3) business days following the date of receipt by the Company of a copy of the fully executed Voluntary Conversion Notice, issue and deliver to the Depository Trust Company (“DTC”) account on the holder's behalf via the Deposit Withdrawal Agent Commission System (“DWAC”) as specified in the Voluntary  Conversion Notice, registered in the name of the holder or its designee, for the number of Conversion Shares to which the holder shall be entitled. Notwithstanding the foregoing to the contrary, the Company or its Transfer Agent shall only be required to issue and deliver the shares to the DTC on a holder's behalf via DWAC if (i) the Conversion Shares may be issued without restrictive legends and (ii) the Company and the Transfer Agent are participating in DTC through the DWAC system.  If all of the conditions set forth in clauses (i) and (ii) above are not satisfied, the Company shall deliver physical certificates to the holder or its designee. If the number of shares of Preferred Stock represented by the Preferred Stock Certificate(s) submitted for conversion is greater than the number of shares of Series A Preferred being converted, then the Company shall, as soon as practicable and in no event later than three (3) business days after receipt of the Preferred Stock Certificate(s) and at the Company's expense, issue and deliver to the holder a new Preferred Stock Certificate representing the number of shares of Series A Preferred not converted.

(ii)

Dispute Resolution. In the case of a dispute as to the arithmetic calculation of the number of Conversion Shares to be issued upon conversion in accordance with this Section 4, the Company shall cause its Transfer Agent to promptly issue to the holder the number of Conversion Shares that is not disputed and shall submit the arithmetic calculations to the holder via e-mail as soon as possible, but in no event later than two (2) business days after receipt of such holder's Voluntary Conversion Notice. If such holder and the Company are unable to agree upon the arithmetic calculation of the number of Conversion Shares to be issued upon such conversion within two (2) business days of such disputed arithmetic calculation being submitted to the holder, then the Company shall within two (2) business days submit via e-mail the disputed arithmetic calculation of the number of Conversion Shares to be issued upon such conversion to the Company's independent, outside accountant (the “Accountant”). The Company shall cause the Accountant to perform the calculations and notify the Company and the holder of the results no later than five (5) business days from the time it receives the disputed calculations. The Accountant's calculation shall be binding upon all parties absent manifest error. The reasonable expenses of such Accountant in making such determination shall be paid by the Company, in the event the holder's calculation was correct, or by the holder, in the event the Company's calculation was correct, or equally by the Company and the holder in the event that neither the Company's or the holder's calculation was correct. The period of time in which the Company is required to effect conversions or redemptions under this Certificate of Designations shall be tolled with respect to the subject conversion or redemption pending resolution of any dispute by the Company made in good faith and in accordance with this Section 4(c)(ii).

(iii)

Record Holder. The person or persons entitled to receive the Conversion Shares issuable upon a conversion of the Series A Preferred shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(iv)

Company's Failure to Timely Convert.  If within five (5) business days of the Company's receipt of an executed copy of a Voluntary Conversion Notice (so long as the applicable Series A Preferred certificates, if any, and original Voluntary Conversion Notice are received by the Company on or before such third business day), the Transfer Agent shall fail to issue and deliver to a holder the number of shares of Common Stock to which such holder is entitled upon such holder's conversion of the Series A Preferred or to issue a new Preferred Stock Certificate representing the number of shares of Series A Preferred to which such holder is entitled (a “Voluntary Conversion Failure”), in addition to all other available remedies which such holder may pursue hereunder, the Company shall pay additional damages to such holder on each business week after such fifth (5th) business day that such conversion is not timely effected (so long as the applicable Preferred Stock Certificates and original Voluntary Conversion Notice are received by the Company on or before such fifth business day) in an amount equal 0.5% of the product of (A) the sum of the number of Conversion Shares not issued to the holder on a timely basis pursuant to Section 4(c)(i) and to which such holder is entitled and, in the event the Company has failed to deliver a Preferred Stock Certificate to the holder on a timely basis pursuant to Section 4(c)(i), the number of shares of Conversion Shares issuable upon conversion of the shares of Series A Preferred represented by such Series A Preferred certificate, as of the last possible date which the Company could have issued such Series A Preferred certificate to such holder without violating Section 4(c)(i) and (B) the Closing Bid and Ask Price (as defined below) of the Common Stock on the last possible date which the Company could have issued the Conversion Shares and such Series A Preferred certificate, as the case may be, to such holder without violating Section 4(c)(i).  If the Company fails to pay the additional damages set forth in this Section 4(c)(iv) within seven (7) business days of the date incurred, then such payment shall bear interest at the rate of 1.0% per month (pro rated for partial months) until such payments are made.

(d)

Conversion Price.

(i)

The term “Conversion Price” shall mean $0.005 per share, subject to adjustment under Section 4(e) hereof.

(ii)

Notwithstanding the foregoing to the contrary, if during any period (a “Black-Out Period”), a holder of Series A Preferred is unable to trade any Common Stock issued or issuable upon conversion of the Series A Preferred immediately because the Company has informed such holder of Series A Preferred that an existing prospectus cannot be used at that time in the sale or transfer of such Common Stock (provided that such postponement, delay, suspension or fact that the prospectus cannot be used is not due to factors solely within the control of the holder of Series A Preferred, such holder of Series A Preferred shall have the option but not the obligation on any Conversion Date within ten (10) trading days following the expiration of the Black-Out Period of using the Conversion Price applicable on such Conversion Date or any Conversion Price selected by such holder of Series A Preferred that would have been applicable had such Conversion Date been at any earlier time during the Black-Out Period.

(e)

Adjustments of Conversion Price.

(i)

Adjustments for Stock Splits and Combinations. If the Company shall at any time or from time to time after the Issuance Date, effect a stock split of the outstanding Common Stock, the Conversion Price shall be proportionately decreased. If the Company shall at any time or from time to time after the Issuance Date, combine the outstanding shares of Common Stock, the Conversion Price shall be proportionately increased. Any adjustments under this Section 4(e)(i) shall be effective at the close of business on the date the stock split or combination becomes effective.

(ii)

Adjustments for Certain Dividends and Distributions. If the Company shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, then, and in each event, the Conversion Price shall be decreased as of the time of such issuance or, in the event such record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction:

(1)

the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

(2)

the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that no such adjustment shall be made if the holders of Series A Preferred simultaneously receive (i) a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series A Preferred had been converted into Common Stock on the date of such event or (ii) a dividend or other distribution of shares of Series A Preferred which are convertible, as of the date of such event, into such number of shares of Common Stock as is equal to the number of additional shares of Common Stock being issued with respect to each share of Common Stock in such dividend or distribution.

(iii)

Adjustment for Other Dividends and Distributions. If the Company shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then, and in each event, an appropriate revision to the applicable Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the holders of Series A Preferred shall receive upon conversions thereof, in addition to the number of shares of Common Stock receivable thereon, the number of securities of the Company which they would have received had their Series A Preferred been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities (together with any distributions payable thereon during such period), giving application to all adjustments called for during such period under this Section 4(e)(iii) with respect to the rights of the holders of the Series A Preferred; provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

(iv)

Adjustments for Reclassification, Exchange or Substitution. If the Common Stock issuable upon conversion of the Series A Preferred at any time or from time to time after the Issuance Date shall be changed to the same or different number of shares of any class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends provided for in Sections 4(e)(i), (ii) and (iii), or a reorganization, merger, consolidation, or sale of assets provided for in Section 4(e)(v)), then, and in each event, an appropriate revision to the Conversion Price shall be made and provisions shall be made (by adjustments of the Conversion Price or otherwise) so that the holder of each share of Series A Preferred shall have the right thereafter to convert such share of Series A Preferred into the kind and amount of shares of stock and other securities receivable upon reclassification, exchange, substitution or other change, by holders of the number of shares of Common Stock into which such share of Series A Preferred might have been converted immediately prior to such reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein.

(v)

Adjustments for Reorganization, Merger, Consolidation or Sales of Assets. If at any time or from time to time after the Issuance Date there shall be a capital reorganization of the Company (other than by way of a stock split or combination of shares or stock dividends or distributions provided for in Section 4(e)(i), (ii) and (iii), or a reclassification, exchange or substitution of shares provided for in Section 4(e)(iv)), or a merger or consolidation of the Company with or into another corporation where the holders of outstanding voting securities prior to such merger or consolidation do not own over fifty percent (50%) of the outstanding voting securities of the merged or consolidated entity, immediately after such merger or consolidation, or the sale of all or substantially all of the Company's properties or assets to any other person (an “Organic Change”), then as a part of such Organic Change an appropriate revision to the Conversion Price shall be made if necessary and provision shall be made if necessary (by adjustments of the Conversion Price or otherwise) so that the holder of each share of Series A Preferred shall have the right thereafter to convert such share of Series A Preferred into the kind and amount of shares of stock and other securities or property which such holder would have had the right to receive had such holder converted its shares of Series A Preferred immediately prior to the consummation of such Organic Change. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4(e)(v) with respect to the rights of the holders of the Series A Preferred after the Organic Change to the end that the provisions of this Section 4(e)(v) (including any adjustment in the Conversion Price then in effect and the number of shares of stock or other securities deliverable upon conversion of the Series A Preferred) shall be applied after that event in as nearly an equivalent manner as may be practicable.

(vi)

Consideration for Stock. In case any shares of Common Stock or any securities convertible into or exchangeable for, directly or indirectly, Common Stock (“Convertible Securities”), other than the Series A Preferred, or any rights or warrants or options to purchase any such Common Stock or Convertible Securities, shall be issued or sold:

(1)

in connection with any merger or consolidation in which the Company is the surviving corporation (other than any consolidation or merger in which the previously outstanding shares of Common Stock of the Company shall be changed to or exchanged for the stock or other securities of another corporation), the amount of consideration therefore shall be deemed to be the fair value, as determined reasonably and in good faith by the Board of Directors of the Company, of such portion of the assets and business of the non-surviving corporation as such Board may determine to be attributable to such shares of Common Stock, Convertible Securities, rights or warrants or options, as the case may be; or

(2)

in the event of any consolidation or merger of the Company in which the Company is not the surviving corporation or in which the previously outstanding shares of Common Stock of the Company shall be changed into or exchanged for the stock or other securities of another corporation, or in the event of any sale of all or substantially all of the assets of the Company for stock or other securities of any corporation, the Company shall be deemed to have issued a number of shares of its Common Stock for stock or securities or other property of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated, and for a consideration equal to the fair market value on the date of such transaction of all such stock or securities or other property of the other corporation. If any such calculation results in adjustment of the applicable Conversion Price, or the number of shares of Common Stock issuable upon conversion of the Series A Preferred, the determination of the applicable Conversion Price or the number of shares of Common Stock issuable upon conversion of the Series A Preferred immediately prior to such merger, consolidation or sale, shall be made after giving effect to such adjustment of the number of shares of Common Stock issuable upon conversion of the Series A Preferred. In the event any consideration received by the Company for any securities consists of property other than cash, the fair market value thereof at the time of issuance or as otherwise applicable shall be as determined in good faith by the Board of Directors of the Company. In the event Common Stock is issued with other shares or securities or other assets of the Company for consideration which covers both, the consideration computed as provided in this Section 4(e)(vi) shall be allocated among such securities and assets as determined in good faith by the Board of Directors of the Company.

(vii)

Record Date. In case the Company shall take record of the holders of its Common Stock or any other Preferred Stock for the purpose of entitling them to subscribe for or purchase Common Stock or Convertible Securities, then the date of the issue or sale of the shares of Common Stock shall be deemed to be such record date.

(f)

No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith, assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred against impairment.  In the event a holder shall elect to convert any shares of Series A Preferred as provided herein, the Company cannot refuse conversion based on any claim that such holder or any one associated or affiliated with such holder has been engaged in any violation of law, unless (i) an order from the Securities and Exchange Commission prohibiting such conversion or (ii) an injunction from a court, on notice, restraining and/or adjoining conversion of all or of said shares of Series A Preferred shall have been issued and the Company posts a surety bond for the benefit of such holder in an amount equal to 100% of the Liquidation Preference Amount of the Series A Preferred such holder has elected to convert, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such holder in the event it obtains judgment.  If the Company is the prevailing party in any legal action or other legal proceeding relating to the Conversion Rights of the holders of the Series A Preferred, then the Company shall be entitled to recover from the holders of Series A Preferred reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the Company may be entitled).

(g)

Certificates as to Adjustments. Upon occurrence of each adjustment or readjustment of the Conversion Price or number of shares of Common Stock issuable upon conversion of the Series A Preferred pursuant to this Section 4, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of such Series A Preferred a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon written request of the holder of such affected Series A Preferred, at any time, furnish or cause to be furnished to such holder a like certificate setting forth such adjustments and readjustments, the Conversion Price in effect at the time, and the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon the conversion of a share of such Series A Preferred. Notwithstanding the foregoing, the Company shall not be obligated to deliver a certificate unless such certificate would reflect an increase or decrease of at least one percent of such adjusted amount.

(h)

Issue Taxes. The Company shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series A Preferred pursuant thereto; provided, however, that the Company shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

(i)

Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by e-mail or three (3) business days following being mailed by certified or registered mail, postage prepaid, return-receipt requested, addressed to the holder of record at its address appearing on the books of the Company. The Company will give written notice to each holder of Series A Preferred at least twenty (20) days prior to the date on which the Company closes its books or takes a record (i) with respect to any dividend or distribution upon the Common Stock, (ii) with respect to any pro rata subscription offer to holders of Common Stock or (iii) for determining rights to vote with respect to any Organic Change, dissolution, liquidation or winding-up and in no event shall such notice be provided to such holder prior to such information being made known to the public. The Company will also give written notice to each holder of Series A Preferred at least twenty (20) days prior to the date on which any Organic Change, dissolution, liquidation or winding-up will take place and in no event shall such notice be provided to such holder prior to such information being made known to the public.

(j)

Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to the product of such fraction multiplied by the average of the Closing Bid and Ask Prices of the Common Stock for the five (5) consecutive trading immediately preceding the Voluntary Conversion Date.

(k)

Reservation of Common Stock. The Company shall, so long as any shares of Series A Preferred are outstanding, use its best efforts to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series A Preferred, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Series A Preferred then outstanding; provided that the number of shares of Common Stock so reserved shall at no time be less than 100% of the number of shares of Common Stock for which the shares of Series A Preferred are at any time convertible. The initial number of shares of Common Stock reserved for conversions of the Series A Preferred and each increase in the number of shares so reserved shall be allocated pro rata among the holders of the Series A Preferred based on the number of shares of Series A Preferred held by each holder of record at the time of issuance of the Series A Preferred or increase in the number of reserved shares, as the case may be. In the event a holder shall sell or otherwise transfer any of such holder's shares of Series A Preferred, each transferee shall be allocated a pro rata portion of the number of reserved shares of Common Stock reserved for such transferor. Any shares of Common Stock reserved and which remain allocated to any person or entity which does not hold any shares of Series A Preferred shall be allocated to the remaining holders of Series A Preferred, pro rata based on the number of shares of Series A Preferred then held by such holder.

(l)

Retirement of Series A Preferred. Conversion of Series A Preferred shall be deemed to have been effected on the applicable Voluntary Conversion Date or date of an Automatic Conversion in accordance with Section 4(a). Upon conversion of only a portion of the number of shares of Series A Preferred represented by a certificate surrendered for conversion, the Company shall issue and deliver to such holder at the expense of the Company, a new certificate covering the number of shares of Series A Preferred representing the unconverted portion of the certificate so surrendered.

(m)

Regulatory Compliance. If any shares of Common Stock to be reserved for the purpose of conversion of Series A Preferred require registration or listing with or approval of any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the Company shall, at its sole cost and expense, in good faith and as expeditiously as possible, endeavor to secure such registration, listing or approval, as the case may be.

5.

Beneficial Ownership.  Notwithstanding anything to the contrary set forth in this Certificate of Designations, at no time, other than in a bona fide Change of Control (as defined below) transaction, may a holder of shares of Series A Preferred convert shares of the Series A Preferred if the number of shares of Common Stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of Common Stock owned by such holder and its affiliates at such time, the number of shares of Common Stock which would result in such holder and its affiliates beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder) in excess of 9.99% of all of the Common Stock outstanding at such time; provided, however, that upon a holder of Series A Preferred providing the Company with sixty-one (61) days notice (a “Waiver Notice”) that such holder would like to waive Section 5 of this Certificate of Designations with regard to any or all shares of Common Stock issuable upon conversion of Series A Preferred, this Section 5 shall be of no force or effect with regard to those shares of Series A Preferred referenced in the Waiver Notice provided.  In the event a holder is unable to fully convert its shares of Series A Preferred in connection with a conversion election following the delivery of a Company's Redemption Notice pursuant to Section 6 hereof due to the restrictions set forth in this Section 5, such holder may elect to receive a new series of preferred stock of the Company in lieu of shares of Common Stock convertible into the number of shares of Common Stock that would have been delivered to such holder but for the limitations set forth in this Section 5.  The foregoing sentence shall not preclude a holder from waiving at any time its rights to limit its ownership to 9.99% of all of the Common Stock issued and outstanding at such time in accordance with this Section 5.

6.

Inability to Fully Convert.

(a)

Holder's Option if Company Cannot Fully Convert. If, upon the Company's receipt of a Voluntary Conversion Notice, the Company cannot issue shares of Common Stock issuable pursuant to such Voluntary Conversion Notice because the Company (x) does not have a sufficient number of shares of Common Stock authorized and available or (y) is otherwise prohibited by applicable law or by the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or its securities from issuing all of the Common Stock which is to be issued to a holder of Series A Preferred pursuant to a Voluntary Conversion Notice, then the Company shall issue as many Conversion Shares as it is able to issue in accordance with such holder's Voluntary Conversion Notice and pursuant to Section 4(c)(i) above and, with respect to the unconverted Series A Preferred, the holder, solely at such holder's option, can elect, within five (5) business days after receipt of notice from the Company thereof to:

(i)

if the Company's inability to fully convert Series A Preferred is pursuant to Section 6(a)(y) above, require the Company to issue restricted shares of Common Stock in accordance with such holder's Voluntary Conversion Notice and pursuant to Section 4(c)(i) above; or

(ii)

void its Voluntary Conversion Notice and retain or have returned, as the case may be, the shares of Series A Preferred that were to be converted pursuant to such holder's Voluntary Conversion Notice (provided that a holder's voiding its Voluntary Conversion Notice shall not effect the Company's obligations to make any payments which have accrued prior to the date of such notice).

(b)

Mechanics of Fulfilling Holder's Election. The Company shall promptly send via e-mail or otherwise to a holder of Series A Preferred, upon receipt of a e-mail or otherwise copy of a Voluntary Conversion Notice from such holder which cannot be fully satisfied as described in Section 6(a) above, a notice of the Company's inability to fully satisfy such holder's Conversion Notice (the “Inability to Fully Convert Notice”). Such Inability to Fully Convert Notice shall indicate (i) the reason why the Company is unable to fully satisfy such holder's Conversion Notice, and (ii) the number of Series A Preferred which cannot be converted. Such holder shall notify the Company of its election above by delivering written notice via e-mail to the Company (“Notice in Response to Inability to Convert”).

7.

Pro-Rata Conversion and Redemption. In the event the Company receives a Voluntary Conversion Notice from more than one holder of Series A Preferred on the same day and the Company can convert and redeem some, but not all, of the Series A Preferred pursuant to this Section 7, the Company shall convert and redeem from each holder of Series A Preferred electing to have Series A Preferred converted and redeemed at such time an amount equal to such holder's pro-rata amount (based on the number shares of Series A Preferred held by such holder relative to the number shares of Series A Preferred outstanding) of all shares of Series A Preferred being converted and redeemed at such time.

8.

Redemption.

(a)

Redemption Option Upon Change of Control. In addition to any other rights of the Company or the holders of Series A Preferred contained herein, simultaneous with the occurrence of a Change of Control (as defined below), the Company, at its option, shall have the right to redeem all or a portion of the outstanding Series A Preferred in cash at a price per share of Series A Preferred equal to 100% of the Liquidation Preference amount thereof (the “Change of Control Redemption Price”). Notwithstanding the foregoing to the contrary, the Company may effect a redemption pursuant to this Section 8(a) only if the Company is in material compliance with the terms and conditions of this Certificate of Designations.

(b)

“Change of Control”.  A “Change of Control” shall be deemed to have occurred at such time as a third party not affiliated with the Company or any holders of the Series A Preferred shall have acquired, in one or a series of related transactions, equity securities of the Company representing more than fifty percent 50% of the outstanding voting securities of the Company.

(c)

Mechanics of Redemption Option Upon Change of Control. At any time within ten (10) days prior to a Change of Control transaction, the Company may redeem, effective immediately prior to the consummation of such Change of Control, all of the holder's Series A Preferred then outstanding by delivering written notice thereof via e-mail and overnight courier (“Notice of Redemption at Option of Company Upon Change of Control”) to each holder of Series A Preferred, which Notice of Redemption at Option of Company Upon Change of Control shall indicate (i) the number of shares of Series A Preferred that the Company is electing to redeem and (ii) the Change of Control Redemption Price, as calculated pursuant to Section 8(a) above. The Change of Control Redemption Price shall be paid in cash in accordance with Section 8(a) of this Certificate of Designations. On or prior to the Change of Control, the holders of Series A Preferred shall surrender to the Company the certificate or certificates representing such shares, in the manner and at the place designated in the Notice of Redemption at Option of Company Upon Change of Control.  The Company shall deliver the Change of Control Redemption Price immediately prior to or simultaneously with the consummation of the Change of Control; provided that a holder's Preferred Stock Certificates shall have been so delivered to the Company (or an indemnification undertaking with respect to such Preferred Stock Certificates in the event of their loss, theft or destruction).  From and after the Change of Control transaction, unless there shall have been a default in payment of the Change of Control Redemption Price, all rights of the holders of Series A Preferred as a holder of such Series A Preferred (except the right to receive the Change of Control Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to any redeemed shares of Series A Preferred, and such shares shall not thereafter be transferred on the books of the Company or be deemed to be outstanding for any purpose whatsoever.  Notwithstanding the foregoing to the contrary, nothing contained herein shall limit a holder’s ability to convert its shares of Series A Preferred following the receipt of the Notice of Redemption at Option of Company Upon Change of Control and prior to the consummation of the Change of Control transaction.

(d)

Company's Redemption Option.  Any time after the six-month period following the Issuance Date, the Company may redeem all or a portion of the Series A Preferred outstanding upon thirty (30) calendar days prior written notice (the “Company's Redemption Notice”) in cash at a price per share of Series A Preferred equal to 100% of the Liquidation Preference amount thereof (the “Company’s Redemption Price”); provided, that if a holder has delivered a Voluntary Conversion Notice to the Company for all or a portion of the shares of Series A Preferred, such shares of Series A Preferred designated to be redeemed may be converted by such holder.

(e)

Mechanics of Company’s Redemption Option. The Company's Redemption Notice shall state the date of redemption which date shall be thirty (30) calendar days after the Company has delivered the Company's Redemption Notice (the “Company's Redemption Date”), the Company's Redemption Price and the number of shares to be redeemed by the Company. The Company shall deliver the Company's Redemption Price to the holder(s) within five (5) business days after the Company has delivered the Company's Redemption Notice, provided, that if the holder(s) delivers a Conversion Notice before the Company's Redemption Date, then the portion of the Company's Redemption Price which would be paid to redeem the shares of Series A Preferred covered by such Conversion Notice shall be returned to the Company upon delivery of the Common Stock issuable in connection with such Conversion Notice to the holder(s). On the Redemption Date, the Company shall pay the Company's Redemption Price, subject to any adjustment pursuant to the immediately preceding sentence, to the holder(s) on a pro rata basis, provided, however, that upon receipt by the Company of the Preferred Stock Certificates to be redeemed pursuant to this Section 8(e), the Company shall, on the next business day following the date of receipt by the Company of such Preferred Stock Certificates, pay the Company's Redemption Price, subject to any adjustment pursuant to the immediately preceding sentence, to the holder(s) on a pro rata basis.  Notwithstanding the foregoing to the contrary, the Company may effect a redemption pursuant to this Section 8(e) only if (A) trading in the Common Stock shall not have been suspended by the Securities and Exchange Commission or the OTC Bulletin Board (or other exchange or market on which the Common Stock is trading)
, (B) the Company is in material compliance with the terms and conditions of this Certificate of Designations, and (C) the Company is not in possession of any material non-public information.  Nothing contained herein shall limit a holder’s ability to convert its shares of Series A Preferred following the receipt of the Company’s Redemption Notice and prior to the Company's Redemption Date.

9.

No Preemptive Rights. No holder of the Series A Preferred shall be entitled to rights to subscribe for, purchase or receive any part of any new or additional shares of any class, whether now or hereinafter authorized, or of bonds or debentures, or other evidences of indebtedness convertible into or exchangeable for shares of any class, but all such new or additional shares of any class, or any bond, debentures or other evidences of indebtedness convertible into or exchangeable for shares, may be issued and disposed of by the Board of Directors on such terms and for such consideration (to the extent permitted by law), and to such person or persons as the Board of Directors in their absolute discretion may deem advisable.

10.

Amendments. The affirmative vote at a meeting duly called for such purpose, or the written consent without a meeting, of the holders of a majority of the then outstanding shares of Series A Preferred shall be required for any change, amendment or otherwise to this Certificate of Designations or the Company's Certificate of Incorporation which would amend, alter, change or repeal, or otherwise adversely affect, any of the powers, designations, preferences and rights of the Series A Preferred.

11.

Lost or Stolen Certificates. Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the shares of Series A Preferred, and, in the case of loss, theft or destruction, of an indemnification undertaking by the holder to the Company (in form and substance satisfactory to the Company) and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new Preferred Stock Certificate(s) of like tenor and date; provided, however, the Company shall not be obligated to re-issue Preferred Stock Certificates if the holder contemporaneously requests the Company to convert such shares of Series A Preferred into Common Stock.

12.

Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designations shall be cumulative and in addition to all other remedies available under this Certificate of Designations, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate of Designations. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of the Series A Preferred and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach, the holders of the Series A Preferred shall be entitled, in addition to all other available remedies, to an injunction restraining any breach or the Series A Preferred holders' reasonable perception of a threatened breach by the Company of the provisions of this Certificate of Designations, without the necessity of showing economic loss and without any bond or other security being required.

13.

Specific Shall Not Limit General; Construction. No specific provision contained in this Certificate of Designations shall limit or modify any more general provision contained herein.   This Certificate of Designation shall be deemed to be jointly drafted by the Company and all initial purchasers of the Series A Preferred and shall not be construed against any person as the drafter hereof.

14.

Failure or Indulgence Not Waiver. No failure or delay on the part of a holder of Series A Preferred in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

         IN WITNESS WHEREOF, the undersigned has executed and subscribed this Certificate and does affirm the foregoing as true this 30th day of June, 2015.

ADVANCED MEDICAL ISOTOPE CORPORATION

By:

/s/ James C. Katzaroff

James C. Katzaroff

Chief Executive Officer and Chairman

ADVANCED MEDICAL ISOTOPE CORPORATION
CONVERSION NOTICE

Reference is made to the Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock (“Series A Preferred”) of Advanced Medical Isotope Corporation (the “Certificate of Designations”). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series A Preferred, par value $0.001 per share (the “Preferred Shares”), of Advanced Medical Isotope Corporation, a Delaware corporation (the “Company”), indicated below into shares of Common Stock, par value $0.001 per share (the “Common Stock”), of the Company, by tendering the stock certificate(s) representing the share(s) of Preferred Shares specified below as of the date specified below.

Date of Conversion:

Number of Preferred Shares to be converted:

Stock certificate no(s). of Preferred Shares to be converted:

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the Date of Conversion:

Please issue the Common Stock into which the Preferred Shares are being converted and, if applicable, any check drawn on an account of the Company in the following name and to the following address:

Issue to:

E-mail Address:

Name of bank/broker due to receive the underlying Common Stock:

Bank/broker's four digit “DTC” participant number
(obtained from the receiving bank/broker):

Authorization:

By:

Title:

Dated: